Exhibit 32.1

CERTIFICATION OF PERIODIC REPORT

We, Charles K. Gifford, Chairman and Chief Executive Officer, and Robert C. Lamb, Jr., Executive Vice President and Chief Financial Officer, of FleetBoston Financial Corporation (the “Company”), certify, pursuant to Rule 13a-14(b) or Rule 15d-14(b) under the Securities Exchange Act of 1934 and Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that:

1.	the Quarterly Report on Form 10-Q of the Company for the quarter ended September 30, 2003 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. § 78m or 78o(d)); and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 12, 2003

/s/ Charles K. Gifford

Charles K. Gifford
Chairman and Chief Executive Officer

/s/ Robert C. Lamb, Jr.

Robert C. Lamb, Jr.
Executive Vice President and
Chief Financial Officer